UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 10, 2003 (Date of earliest event reported: November 28, 2003)

Nexstar Finance Holdings, L.L.C.

Nexstar Finance Holdings, Inc.

Nexstar Finance, L.L.C.

Nexstar Finance, Inc.

Entertainment Realty Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-68964 333-62916 333-62916-04 (Commission File Number)	23-3083129 23-3063153 23-3063155 23-3063152 25-1112826 (IRS Employer Identification No.)

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets

On November 28, 2003, in connection with a corporate reorganization of Nexstar Broadcasting Group, Inc. and its direct and indirect subsidiaries, the filers of this Form 8-K consummated various mergers as described in more detail below.

•	Pursuant to a Merger Agreement, dated as of November 26, 2003, between Nexstar Finance Holdings, L.L.C. (“NFH LLC”) and Nexstar Finance Holdings, Inc. (“NFH Inc.”), NFH LLC merged into NFH Inc., the surviving entity being NFH Inc. NFH Inc. was a wholly-owned subsidiary of NFH LLC.

•	Pursuant to Articles of Merger, dated as of November 26, 2003, between Nexstar Broadcasting of Alabama, Inc. (“Nexstar Alabama”) and Nexstar Finance, L.L.C. (“Nexstar LLC”), Nexstar Alabama merged into Nexstar LLC, the surviving entity being Nexstar LLC. Nexstar Alabama was a wholly-owned subsidiary of Nexstar LLC.

•	Pursuant to Articles of Merger, dated as of November 26, 2003, between Nexstar Broadcasting of Arkansas, Inc. (“Nexstar Arkansas”) and Nexstar LLC, Nexstar Arkansas merged into Nexstar LLC, the surviving entity being Nexstar LLC. Nexstar Arkansas was a wholly-owned subsidiary of Nexstar LLC.

•	Pursuant to a Plan of Merger, dated as of November 26, 2003, between Entertainment Realty Corporation (“ERC”) and Nexstar Finance, Inc. (“Nexstar Inc.”), ERC merged into Nexstar Inc., the surviving entity being Nexstar Inc. ERC and Nexstar Inc. were both wholly-owned subsidiaries of Nexstar LLC.

•	Pursuant to a Merger Agreement between Nexstar LLC and Nexstar Inc., dated as of November 26, 2003, Nexstar LLC merged into Nexstar Inc., the surviving entity being Nexstar Inc. Nexstar Inc. was a wholly-owned subsidiary of Nexstar LLC.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEXSTAR FINANCE HOLDINGS, INC. NEXSTAR FINANCE, INC.
/s/ G. Robert Thomspon
By:	G. Robert Thompson
Its:	Chief Financial Officer

Date:  December 10, 2003